Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We herby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121402, 333-117624, 333-117571, 333-117552), Form S-4 (Nos. 333-130238, 333-106680, 333-102565) and Form S-8 (Nos. 333-128349, 333-11749, 333-105852 and 333-105847) of First Advantage Corporation of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 28, 2008